Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-378-4040 britt.zarling@fiserv.com	Investor Relations: Peter Poillon Investor Relations Fiserv, Inc. 212-266-3565 peter.poillon@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2020 Results
GAAP revenue growth of 21% in the quarter and 79% year to date;
GAAP EPS increase of 18% in the quarter and decrease of 31% year to date;
Internal revenue growth of 3% in the quarter and flat year to date;
Adjusted EPS increase of 19% in the quarter and 11% year to date;
Operating cash flow of $1.04 billion in the quarter and is up 83% to $2.96 billion year to date;
Free cash flow of $939 million in the quarter and is up 13% to $2.59 billion year to date;
Company raises full year 2020 adjusted EPS growth outlook to at least 11%

BROOKFIELD, Wis., October 27, 2020 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the third quarter of 2020.
Third Quarter 2020 GAAP Results
On a GAAP basis, the financial results of First Data Corporation ("First Data") are included in the consolidated results of Fiserv from July 29, 2019, the date of acquisition. GAAP revenue for the company increased 21% to $3.79 billion in the third quarter, with 44% growth in the Acceptance segment, 1% decline in the Fintech segment and 20% growth in the Payments segment. GAAP revenue increased 79% to $11.02 billion in the first nine months of 2020 compared to the prior year period, with 303% growth in the Acceptance segment, 1% decline in the Fintech segment and 66% growth in the Payments segment. GAAP revenue within the Acceptance and Payments segments included revenue from acquired First Data businesses.
GAAP earnings per share was $0.39 in the third quarter and $0.96 in the first nine months of 2020, an increase of 18% and decrease of 31%, respectively, compared to the prior year periods. GAAP earnings per share in the first nine months of 2020 included integration costs and acquired intangible asset amortization from the application of purchase accounting associated with the First Data acquisition, as well as a gain from the sale of a 60% interest of the company's Investment Services business ("Investment Services Transaction").
GAAP operating margin was 14.3% and 12.1% in the third quarter and first nine months of 2020, respectively, compared to 12.0% and 18.4% in the third quarter and first nine months of 2019,

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respectively. GAAP operating margin in the third quarter of 2020 included the benefit from a gain on the dissolution of the Banc of America Merchant Services joint venture ("BAMS"). GAAP operating margin in the first nine months of 2020 also included the operating margin impacts from integration costs and acquired intangible asset amortization associated with the acquisition of First Data, as well as a gain resulting from the Investment Services Transaction.
Net cash provided by operating activities was flat at $1.04 billion in the third quarter and increased by 83% to $2.96 billion in the first nine months of 2020 compared to the prior year periods, primarily attributable to the First Data acquisition.
"Fiserv again delivered excellent financial results and free cash flow in an environment that continues to be impacted by a global pandemic,” said Frank Bisignano, President and Chief Executive Officer of Fiserv. “Our focus on serving clients with excellence has never been more important and has translated to another strong quarter of robust sales growth and continuing revenue momentum.”
Third Quarter 2020 Non-GAAP Results and Additional Information
On an adjusted non-GAAP basis, the company's financial performance measures in this release, including adjusted revenue, internal revenue, internal revenue growth, adjusted operating margin, adjusted net income, adjusted earnings per share and free cash flow, have been recalculated to provide historical results on a combined company basis to enhance investors' ability to evaluate the company's operating performance including First Data.

•Adjusted revenue declined 1% to $3.59 billion in the third quarter and 4% to $10.29 billion in the first nine months of 2020 compared to the prior year periods.
•Internal revenue growth was 3% in the third quarter, driven by 6% growth in the Acceptance segment, 1% growth in the Payments segment and the Fintech segment was flat compared to the prior year period.
•Internal revenue was flat in the first nine months of 2020, with a 1% decline in the Acceptance segment, and both the Fintech and Payments segments were flat compared to the prior year.
•Adjusted earnings per share increased 19% to $1.20 in the third quarter and 11% to $3.12 in the first nine months of 2020 compared to the prior year periods.
•Free cash flow increased by 12% to $939 million and by 13% to $2.59 billion in the third quarter and first nine months of 2020, respectively, compared to $837 million and $2.30 billion in the prior year periods.
•Adjusted operating margin increased 310 basis points to 32.9% in the third quarter and 80 basis points to 29.9% in the first nine months of 2020 compared to the prior year periods.
•Sales results increased 27% in the third quarter and 23% in the first nine months of 2020 compared to the prior year periods.
•The company repaid $769 million of debt in the third quarter and $1.03 billion in the first nine months of 2020.
•Subsequent to quarter end, Alliance Data, one of the largest card issuers in the United States, selected Fiserv as its exclusive strategic partner to provide modernized credit processing services for its Card Services business.

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Outlook for 2020
While the COVID-19 pandemic continues to provide uncertainty in market conditions, the company is raising its full year 2020 outlook for adjusted earnings per share. Fiserv now expects adjusted earnings per share to grow at least 11% over adjusted earnings per share for 2019, as revised for the net impact of divestitures.

"The strength of our business has allowed us to deliver outstanding results in uncertain times. We are raising our earnings outlook in anticipation of achieving our 35th consecutive year of double-digit adjusted earnings per share growth while continuing to invest in the future," said Bisignano.
Earnings Conference Call
The company will discuss its third quarter 2020 results on a conference call and webcast at 4 p.m. CT on Tuesday, October 27, 2020. To register for the event, go to fiserv.com and click on the Q3 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV) aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale solution. Fiserv is a member of the S&P 500® Index and the FORTUNE® 500, and is among FORTUNE World's Most Admired Companies®. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
Due to the financial impact of the First Data acquisition, the company's 2019 non-GAAP financial performance measures have been recalculated in this news release on a combined company basis reflecting its new reportable segments as realigned during the first quarter of 2020. The combined financial information has been prepared by making certain adjustments to the sum of historical First Data financial information determined in accordance with generally accepted accounting principles ("GAAP") and historical Fiserv financial information determined in accordance with GAAP. The historical combined financial information includes various estimates and is not necessarily indicative of the operating results of the combined companies had the transaction been completed at the assumed date or of the combined companies in the future. The historical combined financial information does not reflect any cost savings or other synergies anticipated as a result of the acquisition. In addition, the historical combined financial information does not reflect the impact of any purchase accounting adjustments that may arise from the acquisition as those impacts would be excluded in the preparation of the combined financial information. The combined financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, and

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the preparation of information in accordance with Article 11 would result in a significantly different presentation.
The company supplements its and First Data's historical reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "combined revenue," "adjusted revenue," "internal revenue," "internal revenue growth," "combined operating income," "adjusted operating income," "adjusted operating margin," "combined net income attributable to Fiserv," "adjusted net income," "adjusted net income, as adjusted for divestitures," "combined earnings per share," "adjusted earnings per share," "adjusted earnings per share, as adjusted for divestitures," "combined net cash provided by operating activities," and "free cash flow." Management believes that providing combined historical financial information, making adjustments for certain non-cash or other items and excluding certain pass-through revenue and expenses with respect to such combined information should enhance shareholders' ability to evaluate the combined company's performance, including providing a reasonable basis of comparison with its results for post-acquisition periods and providing additional insights into the factors and trends affecting the combined company's business. Therefore, the company excludes these items from its and First Data's historical combined revenue, combined operating income, combined net income attributable to Fiserv, combined earnings per share and combined net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of adjusted financial measures to the most comparable GAAP measures are included in this news release.
Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions; non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance and restructuring costs; net charges associated with debt financing activities including foreign currency transaction gains or losses, early debt extinguishment and bridge financing costs; merger and integration costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company's operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

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Management believes internal revenue growth is useful because it presents combined adjusted revenue growth including deferred revenue purchase accounting adjustments and excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company's Output Solutions postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following, many of which are, and will be, amplified by the COVID-19 pandemic: the duration and intensity of the COVID-19 pandemic; governmental and private sector responses to the COVID-19 pandemic and the impact of such responses on the company; the impact of the COVID-19 pandemic on the company's employees, clients, vendors, operations and sales; the possibility that the company may be unable to achieve expected synergies and operating efficiencies from the acquisition of First Data within the expected time frames or at all or to successfully integrate the operations of First Data into the company's operations; such integration may be more difficult, time-consuming or costly than expected; profitability following the transaction may be lower than expected, including due to unexpected costs, charges or expenses resulting from the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; unforeseen risks relating to the company's liabilities or those of First Data may exist; the company's ability to meet expectations regarding the accounting and tax treatments of the transaction; the company's ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company's products and services; the ability of the company's technology to keep pace with a rapidly evolving marketplace; the successful management of the company's merchant alliance program which involves several alliances not under its sole control; the impact of a security breach or operational failure on the company's business including disruptions caused by other participants in the global financial system; the failure of the company's vendors and merchants to

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satisfy their obligations; the successful management of credit and fraud risks in the company's business and merchant alliances; changes in local, regional, national and international economic or political conditions and the impact they may have on the company and its customers; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company's ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; the company's ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company's ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; and other factors included in “Risk Factors” in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that the company files with the SEC, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Processing and services	$3,153	$2,608	$9,118	$5,229
Product	633	520	1,902	913
Total revenue	3,786	3,128	11,020	6,142

Expenses
Cost of processing and services	1,387	1,204	4,488	2,445
Cost of product	481	413	1,467	755
Selling, general and administrative	1,412	1,137	4,193	1,821
Gain on sale of businesses	(36)	—	(464)	(10)
Total expenses	3,244	2,754	9,684	5,011

Operating income	542	374	1,336	1,131
Interest expense, net	(174)	(164)	(535)	(279)
Debt financing activities	—	49	—	(47)
Other income (expense)	13	(3)	34	—

Income before income taxes and income from investments in unconsolidated affiliates	381	256	835	805
Income tax provision	(124)	(53)	(176)	(144)
Income from investments in unconsolidated affiliates	19	22	3	12

Net income	276	225	662	673
Less: net income attributable to noncontrolling interests	12	27	4	27

Net income attributable to Fiserv	$264	$198	$658	$646

GAAP earnings per share attributable to Fiserv - diluted	$0.39	$0.33	$0.96	$1.39

Diluted shares used in computing earnings per share attributable to Fiserv	680.3	596.9	684.1	465.2

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

GAAP net income	$264	$198	$658	$646
GAAP net income attributable to First Data [1]	—	(141)	—	303
Combined net income attributable to Fiserv	264	57	658	949
Combined adjustments:
Merger and integration costs [2]	185	217	648	319
Severance and restructuring costs [3]	13	37	92	75
Amortization of acquisition-related intangible assets [4]	477	400	1,523	689
Debt financing activities [5]	—	186	—	287
Impact of divestitures [6]	—	(12)	—	(41)
Non wholly-owned entity activities [7]	34	(2)	53	(20)
Tax impact of adjustments [8]	(162)	(189)	(532)	(301)
Gain on sale of businesses [6]	(36)	—	(464)	(7)
Tax impact of gain on sale of businesses [8]	12	—	124	2
Discrete tax items [9]	32	8	32	8
Adjusted net income	$819	$702	$2,134	$1,960

Weighted average common shares outstanding - diluted	680.3	596.9	684.1	465.2
Issuance of shares for combination	—	95.4	—	222.7
Dilutive impact of exchanged equity awards	—	2.6	—	6.0
Combined weighted average common shares outstanding - diluted [10]	680.3	694.9	684.1	693.9

GAAP earnings per share [10]	$0.39	$0.33	$0.96	$1.39

Combined earnings per share [10]	$0.39	$0.08	$0.96	$1.37
Combined adjustments - net of income taxes:
Merger and integration costs [2]	0.21	0.24	0.73	0.35
Severance and restructuring costs [3]	0.02	0.04	0.10	0.08
Amortization of acquisition-related intangible assets [4]	0.54	0.44	1.71	0.76
Debt financing activities [5]	—	0.21	—	0.32
Impact of divestitures [6]	—	(0.01)	—	(0.05)
Non wholly-owned entity activities [7]	0.04	—	0.06	(0.02)
Gain on sale of businesses [6]	(0.04)	—	(0.50)	(0.01)
Discrete tax items [9]	0.05	0.01	0.05	0.01
Adjusted earnings per share	$1.20	$1.01	$3.12	$2.82
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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1Represents the financial results of First Data prior to the date of acquisition. For the three and nine months ended September 30, 2019, this includes the results of First Data from July 1, 2019 through July 28, 2019 and from January 1, 2019 through July 28, 2019, respectively.
2Represents acquisition and related integration costs incurred as a result of the company's various acquisitions. Merger and integration costs include $175 million and $200 million in the third quarter of 2020 and 2019, respectively, and $615 million and $280 million in the first nine months of 2020 and 2019, respectively, related to the First Data acquisition. First Data integration-related costs in the third quarter and first nine months of 2020 primarily include $51 million and $154 million, respectively, of third party professional service fees associated with integration-related activities; $34 million and $126 million, respectively, of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv; $35 million and $115 million, respectively, of accelerated depreciation and amortization associated with the termination of certain vendor contracts; $27 million and $105 million, respectively, of other integration-related compensation costs; and $4 million and $44 million, respectively, of non-cash impairment charges associated with the early exit of certain leased facilities. Merger and integration costs related to the First Data acquisition in the third quarter and first nine months of 2019 include $108 million and $161 million, respectively, of legal and other professional service fees, primarily consisting of transaction costs, as well as $57 million of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv in both the third quarter and first nine months of 2019.
3Represents severance and other costs associated with the achievement of expense management initiatives, including real estate and data center consolidation activities. Amounts during the second and third quarters of 2020 consisted entirely of severance costs.
4Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract assets (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 17 for an analysis of the company's amortization expense.
5Represents losses on early debt extinguishments and other costs associated with the refinancing of certain indebtedness, including that of First Data. Debt financing activities in the first nine months of 2019 include $220 million of early debt extinguishment costs and $98 million of bridge term loan facility expenses, partially offset by $50 million of net currency transaction gains related to foreign currency denominated debt.
6Represents the earnings attributable to divested businesses and the gain on the associated divestiture transactions, including two businesses acquired as part of the First Data acquisition that were sold in October 2019, the sale of a 60% interest in the Investment Services business in February 2020, and the dissolution of the Banc of America Merchant Services joint venture in July 2020.
7Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which it holds a controlling financial interest. This adjustment also includes a $14 million net gain on the merger of a joint venture in the third quarter and first nine months of 2019.
8The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the combined company's annual effective tax rate, exclusive of the actual tax impacts associated with the gain on sale of businesses.
9Represents certain discrete items, such as the revaluation of deferred taxes in 2020 due to a change in the statutory tax rate in the United Kingdom and non-deductible transaction costs in 2019 associated with the acquisition of First Data.
10GAAP earnings per share is computed by dividing GAAP net income by the weighted average common shares outstanding - diluted during the period. Combined earnings per share is computed by dividing combined net income attributable to Fiserv by the combined weighted average common shares outstanding - diluted during the period. The combined weighted average common shares outstanding - diluted is computed based on the historical Fiserv weighted average shares outstanding - diluted determined in accordance with GAAP, adjusted to include the Fiserv shares issued as merger consideration and shares subject to First Data equity awards assumed by Fiserv in connection with the First Data acquisition.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total Company
Revenue	$3,786	$3,128	$11,020	$6,142
First Data revenue [1]	—	808	—	5,609
Combined revenue	3,786	3,936	11,020	11,751
Combined adjustments:
Intercompany eliminations [2]	—	—	—	(4)
Output Solutions postage reimbursements	(207)	(237)	(640)	(730)
Deferred revenue purchase accounting adjustments	11	6	34	6
Merchant Services adjustment [3]	—	(88)	(126)	(290)
Adjusted revenue	$3,590	$3,617	$10,288	$10,733

Operating income	$542	$374	$1,336	$1,131
First Data operating income [1]	—	99	—	1,088
Combined operating income	542	473	1,336	2,219
Combined adjustments:
Merger and integration costs	185	217	648	319
Severance and restructuring costs	13	37	92	75
Amortization of acquisition-related intangible assets	477	400	1,523	689
Merchant Services adjustment [3]	—	(48)	(59)	(169)
Gain on sale of businesses	(36)	—	(464)	(7)
Adjusted operating income	$1,181	$1,079	$3,076	$3,126

Operating margin	14.3%	12.0%	12.1%	18.4%
Adjusted operating margin	32.9%	29.8%	29.9%	29.1%

Merchant Acceptance ("Acceptance")
Revenue	$1,454	$1,012	$4,078	$1,012
First Data revenue [1]	—	511	—	3,514
Combined revenue	1,454	1,523	4,078	4,526
Combined adjustments:
Deferred revenue purchase accounting adjustments	2	2	6	2
Merchant Services adjustment [3]	—	(88)	(126)	(290)
Adjusted revenue	$1,456	$1,437	$3,958	$4,238

Operating income	$423	$296	$985	$296
First Data operating income [1]	—	144	—	1,026
Combined operating income	423	440	985	1,322
Combined adjustments:
Merger and integration costs	2	2	5	2
Merchant Services adjustment [3]	—	(48)	(59)	(169)
Adjusted operating income	$425	$394	$931	$1,155

Operating margin	29.1%	29.2%	24.1%	29.2%
Adjusted operating margin	29.2%	27.4%	23.5%	27.2%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Financial Technology ("Fintech") [4]
Revenue	$727	$735	$2,159	$2,191

Operating income	$265	$223	$721	$647

Operating margin	36.4%	30.4%	33.4%	29.5%

Payments and Network ("Payments")
Revenue	$1,387	$1,153	$4,093	$2,466
First Data revenue [1]	—	240	—	1,688
Combined revenue	1,387	1,393	4,093	4,154
Combined adjustments:
Intercompany eliminations [2]	—	—	—	(4)
Deferred revenue purchase accounting adjustments	9	4	28	4
Adjusted revenue	$1,396	$1,397	$4,121	$4,154

Operating income	$599	$476	$1,712	$1,038
First Data operating income [1]	—	84	—	600
Combined operating income	599	560	1,712	1,638
Combined adjustments:
Merger and integration costs	9	4	29	4
Adjusted operating income	$608	$564	$1,741	$1,642

Operating margin	43.2%	41.3%	41.8%	42.1%
Adjusted operating margin	43.5%	40.4%	42.3%	39.5%

Corporate and Other
Revenue	$218	$228	$690	$473
First Data revenue [1]	—	57	—	407
Combined revenue	218	285	690	880
Combined adjustments:
Output Solutions postage reimbursements	(207)	(237)	(640)	(730)
Adjusted revenue	$11	$48	$50	$150

Operating loss	$(745)	$(621)	$(2,082)	$(850)
First Data operating loss [1]	—	(129)	—	(538)
Combined operating loss	(745)	(750)	(2,082)	(1,388)
Combined adjustments:
Merger and integration costs	174	211	614	313
Severance and restructuring costs	13	37	92	75
Amortization of acquisition-related intangible assets	477	400	1,523	689
Gain on sale of businesses	(36)	—	(464)	(7)
Adjusted operating loss	$(117)	$(102)	$(317)	$(318)

See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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1Represents the financial results of First Data prior to the date of acquisition. For the three and nine months ended September 30, 2019, this includes the results of First Data from July 1, 2019 through July 28, 2019 and from January 1, 2019 through July 28, 2019, respectively.
2Represents the elimination of intercompany revenue and expense between First Data and the company.
3Represents an adjustment primarily related to the company's joint venture with Bank of America. The Banc of America Merchant Services joint venture (BAMS) was dissolved effective July 1, 2020. The company owned 51% of BAMS and, through June 30, 2020, BAMS' financial results were 100% consolidated into the company's financial statements for GAAP reporting purposes. In connection with the dissolution of the joint venture, the company received a 51% share of the joint venture's value via an agreed upon contractual separation. In addition, the company will continue providing merchant processing and related services to Bank of America for its merchant clients. The non-GAAP adjustment reduces adjusted revenue and adjusted operating income by the joint venture revenue and expense that was not expected to be retained by the company upon dissolution and is partially offset by an increase to processing and services revenue.
4For all periods presented in the Fintech segment, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$662	$673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	833	386
Amortization of acquisition-related intangible assets	1,603	476
Amortization of financing costs, debt discounts and other	36	116
Net foreign currency gain on financing activities	—	(50)
Share-based compensation	286	121
Deferred income taxes	(125)	26
Gain on sale of businesses	(464)	(10)
Income from investments in unconsolidated affiliates	(3)	(12)
Distributions from unconsolidated affiliates	12	6
Settlement of interest rate hedge contracts	—	(183)
Non-cash impairment charge	44	—
Other operating activities	(4)	(3)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	460	151
Prepaid expenses and other assets	(150)	(41)
Contract costs	(229)	(141)
Accounts payable and other liabilities	34	117
Contract liabilities	(34)	(15)
Net cash provided by operating activities	2,961	1,617

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(689)	(431)
Proceeds from sale of businesses	578	39
Payments for acquisition of businesses, net of cash acquired and including working capital adjustments	(137)	(16,004)
Distributions from unconsolidated affiliates	94	85
Purchases of investments	—	(4)
Other investing activities	—	6
Net cash used in investing activities	(154)	(16,309)

Cash flows from financing activities
Debt proceeds	8,125	18,855
Debt repayments	(9,307)	(3,051)
Short-term borrowings, net	(28)	—
Payments of debt financing, redemption and other costs	(16)	(247)
Proceeds from issuance of treasury stock	108	116
Purchases of treasury stock, including employee shares withheld for tax obligations	(1,612)	(271)
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(61)	(46)
Other financing activities	6	(5)
Net cash (used in) provided by financing activities	(2,785)	15,351
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	(4)
Net change in cash, cash equivalents and restricted cash	18	655
Cash, cash equivalents and restricted cash, beginning balance	933	415
Cash, cash equivalents and restricted cash, ending balance	$951	$1,070

News Release

Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$937	$893
Trade accounts receivable – net	2,323	2,782
Prepaid expenses and other current assets	1,362	1,503
Settlement assets	9,403	11,868
Total current assets	14,025	17,046

Property and equipment – net	1,630	1,606
Customer relationships – net	11,907	14,042
Other intangible assets – net	3,742	3,600
Goodwill	35,908	36,038
Contract costs – net	647	533
Investments in unconsolidated affiliates	2,772	2,720
Other long-term assets	1,741	1,954
Total assets	$72,372	$77,539

Liabilities and Equity
Accounts payable and accrued expenses	$3,044	$3,080
Short-term and current maturities of long-term debt	365	287
Contract liabilities	451	492
Settlement obligations	9,403	11,868
Total current liabilities	13,263	15,727

Long-term debt	20,894	21,612
Deferred income taxes	4,532	4,247
Long-term contract liabilities	170	155
Other long-term liabilities	824	941
Total liabilities	39,683	42,682

Redeemable noncontrolling interests	260	262

Fiserv shareholders' equity	31,692	32,979
Noncontrolling interests	737	1,616
Total equity	32,429	34,595
Total liabilities and equity	$72,372	$77,539

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Growth	2020	2019	Growth

Total Company
Adjusted revenue	$3,590	$3,617		$10,288	$10,733
Currency impact [2]	25	—		118	—
Acquisition adjustments	—	—		(6)	—
Divestiture adjustments	(132)	(220)		(395)	(682)
Internal revenue	$3,483	$3,397	3%	$10,005	$10,051	—

Acceptance
Adjusted revenue	$1,456	$1,437		$3,958	$4,238
Currency impact [2]	24	—		93	—
Acquisition adjustments	—	—		(6)	—
Divestiture adjustments	(120)	(150)		(337)	(479)
Internal revenue	$1,360	$1,287	6%	$3,708	$3,759	(1)%

Fintech
Adjusted revenue	$727	$735		$2,159	$2,191
Currency impact [2]	(1)	—		2	—
Divestiture adjustments	—	(9)		—	(29)
Internal revenue	$726	$726	—	$2,161	$2,162	—

Payments
Adjusted revenue	$1,396	$1,397		$4,121	$4,154
Currency impact [2]	2	—		23	—
Divestiture adjustments	(1)	(13)		(8)	(28)
Internal revenue	$1,397	$1,384	1%	$4,136	$4,126	—

Corporate and Other
Adjusted revenue	$11	$48		$50	$150
Divestiture adjustments	(11)	(48)		(50)	(146)
Internal revenue	$—	$—		$—	$4
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Internal revenue growth is calculated using actual, unrounded amounts.
1Internal revenue growth is measured as the change in adjusted revenue (see pages 10-12) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions (except for revenue attributable to First Data which is presented on a combined company basis) and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions. Revenue attributable to dispositions also includes current and prior period revenue associated with merchants retained by the Company from the Banc of America Merchant Services joint venture, which was dissolved effective July 1, 2020, transition services revenue within Corporate and Other, and, in the Payments segment, certain adjustments to conform prior period amounts to be consistent with the combined company's presentation.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net cash provided by operating activities	$1,042	$1,038	$2,961	$1,617
First Data net cash provided by operating activities [1]	—	42	—	1,370
First Data payments for contract assets [2]	—	—	—	(51)
Combined net cash provided by operating activities	1,042	1,080	2,961	2,936
Combined capital expenditures	(201)	(285)	(689)	(828)
Combined adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(9)	(66)	(61)	(199)
Distributions from unconsolidated affiliates [3]	28	78	94	85
Severance, restructuring, merger and integration payments	96	66	368	202
Settlement of interest rate hedge contracts	—	—	—	183
Tax payments on adjustments and debt financing	(17)	(36)	(79)	(72)
Other	—	—	—	(4)
Free cash flow	$939	$837	$2,594	$2,303

See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
1Represents the financial results of First Data prior to the date of acquisition. For the three and nine months ended September 30, 2019, this includes the results of First Data from July 1, 2019 through July 28, 2019 and from January 1, 2019 through July 28, 2019, respectively.
2Represents the conformity of First Data's historical classification of payments for contract assets to be consistent with the company's classification and treatment.
3Distributions from unconsolidated affiliates totaled $28 million and $106 million for the three and nine months ended September 30, 2020, of which $0 million and $12 million are recorded within net cash provided by operating activities, respectively. Distributions from unconsolidated affiliates totaled $84 million and $190 million for the three and nine months ended September 30, 2019, of which $6 million and $105 million are recorded within First Data net cash provided by operating activities, respectively.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Total Amortization [1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Acquisition-related intangible assets	$504	$387	$1,603	$476
Capitalized software and other intangibles	41	40	119	117
Purchased software	78	32	212	57
Financing costs, debt discounts and other	13	11	36	116
Sales commissions	23	20	67	61
Deferred conversion costs	8	6	22	16
Total amortization	$667	$496	$2,059	$843

First Data acquisition-related intangible assets	$—	$33	$—	$233
First Data capitalized software and other intangibles	—	10	—	62
First Data purchased software	—	11	—	72
First Data financing costs, debt discounts and other	—	—	—	7
First Data sales commissions	—	—	—	—
First Data deferred conversion costs	—	4	—	22
Total First Data amortization [2]	$—	$58	$—	$396

Combined acquisition-related intangible assets	$504	$420	$1,603	$709
Combined capitalized software and other intangibles	41	50	119	179
Combined purchased software	78	43	212	129
Combined financing costs, debt discounts and other	13	11	36	123
Combined sales commissions	23	20	67	61
Combined deferred conversion costs	8	10	22	38
Total combined amortization	$667	$554	$2,059	$1,239
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustment on page 8). The adjustment for acquired First Data software/technology excludes only the incremental amortization related to the fair value purchase accounting allocation. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
2Represents the financial results of First Data prior to the date of acquisition. For the three and nine months ended September 30, 2019, this includes the results of First Data from July 1, 2019 through July 28, 2019 and from January 1, 2019 through July 28, 2019, respectively.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2020 excludes certain non-cash or other items which should enhance shareholders' ability to evaluate the company's performance, as such measures provide additional insights into the factors and trends affecting its business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions; non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance and restructuring costs; net charges associated with debt financing activities including foreign currency transaction gains, early debt extinguishment and bridge financing costs; merger and integration costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses. Adjustments to earnings per share that have been incurred in 2019 are presented on page 8 but are not necessarily indicative of adjustments that may be incurred in 2020. Estimates of these adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.
The company's adjusted earnings per share growth outlook for 2020 is based on 2019 adjusted earnings per share performance, including the historical results of First Data on an adjusted combined company basis, as adjusted for the Investment Services Transaction and other divestitures.

News Release

Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)

2019 GAAP net income	$893
2019 GAAP net income attributable to First Data [1]	303
2019 combined net income attributable to Fiserv	1,196
Combined adjustments:
Merger and integration costs [2]	467
Severance and restructuring costs [3]	150
Amortization of acquisition-related intangible assets [4]	1,222
Debt financing activities [5]	287
Non wholly-owned entity activities [6]	(53)
Tax impact of adjustments [7]	(480)
Gain on sale of businesses [8]	(12)
Tax impact of gain on sale of businesses [7]	3
Discrete tax items [9]	(5)
2019 adjusted net income	2,775
Impact of divestitures [8]	(46)
Taxes on Impact of divestitures [7]	10
2019 adjusted net income, as adjusted for divestitures	$2,739

Weighted average common shares outstanding - diluted	522.6
Issuance of shares for combination	167.0
Dilutive impact of exchanged equity awards	4.5
Combined weighted average common shares outstanding - diluted [10]	694.1

2019 GAAP earnings per share [10]	$1.71

Combined earnings per share [10]	$1.72
Combined adjustments - net of income taxes:
Merger and integration costs [2]	0.52
Severance and restructuring costs [3]	0.17
Amortization of acquisition-related intangible assets [4]	1.36
Debt financing activities [5]	0.32
Non wholly-owned entity activities [6]	(0.06)
Gain on sale of businesses [8]	(0.01)
Discrete tax items [9]	(0.01)

2019 adjusted earnings per share	4.00
Impact of divestitures [8]	(0.05)
2019 adjusted earnings per share, as adjusted for divestitures	$3.95

2020 adjusted earnings per share outlook	≥ $4.37
2020 adjusted earnings per share growth outlook	≥ 11%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents the financial results of First Data prior to the date of acquisition. For the year ended December 31, 2019, this includes the results of First Data from January 1, 2019 through July 28, 2019.
2Represents acquisition and related integration costs incurred as a result of the company's various acquisitions. Merger and integration costs include $408 million related to the acquisition of First Data and primarily consist of legal and other professional service fees and incremental share-based compensation including the fair value of stock awards assumed by Fiserv in connection with the First Data acquisition. Legal and other professional service fees were $199 million and incremental share-based compensation including the fair value of assumed stock awards was $108 million.
3Represents severance and other costs associated with the achievement of expense management initiatives, including real estate and data center consolidation activities. Severance and restructuring costs includes a non-cash impairment charge of $48 million primarily related to an international core processing platform.
4Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract assets (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 17 for an analysis of the company's amortization expense.
5Represents losses on early debt extinguishments and other costs associated with the refinancing of certain indebtedness, including that of First Data. Debt financing activities include $220 million of early debt extinguishment costs and $98 million of bridge term loan facility expenses, partially offset by $50 million of net currency transaction gains related to foreign currency denominated debt.
6Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which it holds a controlling financial interest. This adjustment also includes a $14 million net gain on the merger of a joint venture.
7The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the combined company's annual effective tax rate, exclusive of the actual tax impacts associated with the net gain on sale of businesses.
8Represents the earnings attributable to divested businesses and the gain on the associated divestiture transactions, including two businesses acquired as part of the First Data acquisition that were sold in October 2019 and the sale of a 60% interest in the Investment Services business in February 2020.
9Represents certain discrete tax items, including the tax impacts from non-deductible transaction costs associated with the acquisition of First Data.
10GAAP earnings per share is computed by dividing GAAP net income by the weighted-average number of common shares outstanding - diluted during the period. Combined earnings per share is computed by dividing combined net income attributable to Fiserv by the combined weighted average common shares outstanding - diluted during the period. The combined weighted average common shares outstanding - diluted is computed based on the historical Fiserv weighted average shares outstanding - diluted determined in accordance with GAAP, adjusted to include the Fiserv shares issued as merger consideration and shares subject to First Data equity awards assumed by Fiserv in connection with the First Data acquisition for all periods presented.
FISV-E
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